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                        EXHIBIT 23.3

               INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74065 of Mail-Well, Inc. on Form S-3 of our report dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively), appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.





/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, MO
March 22, 1999